Exhibit 99.1
April 20, 2017

GenMark Achieves CE Mark for its ePlex® Blood Culture Identification Fungal Pathogen Panel

Reports Positive Preliminary First Quarter Revenues of $12.5 Million up 13% Versus Prior Year
Over 70 ePlex Customer Agreements Totaling More than 100 Analyzers in Place at the End of First Quarter

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced it has achieved CE Mark under the European In‐Vitro Diagnostic Devices Directive (98/79/EC) for its ePlex Blood Culture Identification Fungal Pathogen (BCID-FP) Panel. BCID-FP is the first panel in the GenMark Sepsis Solution, which will also include BCID Gram-Positive and Gram-Negative panels.

“We are very pleased to bring the first of our three blood culture identification panels to the European market. Rapid diagnosis of blood stream infections can have significant impact on improving patient outcomes and reducing cost of therapy. GenMark’s approach will enable this by providing the broadest pathogen inclusivity and drug resistance markers of any multiplex molecular solution on the market today,” said Hany Massarany, President and Chief Executive Officer of GenMark.

“Fungal blood stream infections are some of the most critical conditions we face in the clinical laboratory and diagnosing them quickly and accurately has a significant positive impact on patient outcomes. The ePlex Fungal Pathogen Panel brings rapid and essential information regarding fungemia and its ease of use allows a perfect integration in the routine workflow,” stated Dr. Danièle Maubon, MD, PhD, of Grenoble Alpes University Hospital.

Information on the GenMark Sepsis Solution will be highlighted at the 27th European Congress of Clinical Microbiology and Infectious Diseases Meeting (ECCMID) in Vienna, Austria, from April 22-25, 2017, during conference poster sessions and a private customer symposium.

The company also reported preliminary first quarter 2017 revenue of $12.5 million, an increase of 13% over the prior year period. In addition, the company announced that during the quarter, it added more than 15 customer agreements. “First quarter revenue was in line with our expectations and we continue to be very pleased with the increasing customer interest in our ePlex sample-to-answer system, particularly following our submissions to FDA last quarter. We finished the first quarter with over 70 agreements totaling more than 100 ePlex analyzers, many of which have already been installed in end-user sites,” added Massarany.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics (NASDAQ: GNMK) GenMark Diagnostics is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark’s ePlex®: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, the timely commercialization and regulatory clearance of our ePlex system, and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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